                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             AEROFLEX INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             AEROFLEX INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 2, 2000
                            ------------------------

To our Stockholders:

     The annual meeting of stockholders of AEROFLEX INCORPORATED will be held at the deSeversky Conference Center, Northern Boulevard, Old Westbury, New York 11568 on Thursday, November 2, 2000, beginning at 10:00 a.m. At the meeting, you will be asked to vote on the following matters:

     1.  Election of three directors, each for a term of three years;

     2. An amendment to article FOURTH of our Certificate of Incorporation to increase the number of authorized shares of the Corporation from 41,000,000 to 81,000,000;

     3.  Adoption of our Key Employee Stock Option Plan; and

     4.  Any other matters that properly come before the meeting.

     If you are a stockholder of record at the close of business on September 15, 2000, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about October 2, 2000.

     Please sign, date and return the enclosed proxy as soon as possible so your shares may be voted as you direct.

                                          By Order of the Board of Directors,

                                          LEONARD BOROW
                                          Secretary

Dated: Plainview, New York
       October 2, 2000

                             AEROFLEX INCORPORATED
                             35 SOUTH SERVICE ROAD
                           PLAINVIEW, NEW YORK 11803

                         ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, NOVEMBER 2, 2000

                                PROXY STATEMENT

     Our annual meeting of stockholders will be held on Thursday, November 2, 2000 at the deSeversky Conference Center, Northern Boulevard, Old Westbury, New York 11568, at 10:00 a.m. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting.

                               ABOUT THE MEETING

WHAT IS BEING CONSIDERED AT THE MEETING?

     You will be voting:

          1.  for the election of 3 directors for a term of 3 years;

          2. on an amendment to our Certificate of Incorporation to increase the number of shares we are authorized to issue from 41,000,000 to 81,000,000; and

          3.  on adoption of our Key Employee Stock Option Plan.

     We do not expect to ask you to vote on any other matters at the meeting.

     In addition, our management will report on our performance during fiscal 2000 and respond to your questions.

WHO IS ENTITLED TO VOTE AT THE MEETING?

     You may vote if you owned stock as of the close of business on September 15, 2000. Each share of stock is entitled to one vote.

HOW DO I VOTE?

     You can vote in two ways:

          1.  by attending the meeting; or

          2.  by completing, signing and returning the enclosed proxy card.

CAN I CHANGE MY MIND AFTER I VOTE?

     Yes, you may change your mind at any time before the vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again at the meeting.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT INCLUDE VOTING INSTRUCTIONS?

     Proxies that are signed and returned but do not include voting instructions will be voted FOR (1) the election of the nominee directors, (2) the approval of the proposed amendment to our Certificate of Incorporation and (3) the adoption of the Key Employee Stock Option Plan.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, 212-936-5100.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

     If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

     Your shares may be voted under certain circumstances if they are held in the name of the brokerage firm. Brokerage firms generally have the authority to vote a customer's unvoted shares, which are referred to as "broker non-votes," on certain routine matters, including the election of directors. Shares represented by broker non-votes are counted for purposes of establishing a quorum. At our meeting, these shares will be counted as voted by the brokerage firm in the election of directors, but will not be counted for the approval of the amendment to our Certificate of Incorporation or adoption of the Key Employee Stock Option Plan because these matters are not considered "routine" under the applicable rules.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

     Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of September 15, 2000, must be present at the meeting. This is referred to as a quorum. On
September 15, 2000, we had                shares issued and outstanding.

WHAT VOTE IS REQUIRED TO ELECT DIRECTORS?

     The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required to elect each director. Shares not voted, whether by marking "ABSTAIN" or by broker non-vote, will have no effect on the vote for election of directors.

WHAT VOTE IS REQUIRED TO AMEND THE CERTIFICATE OF INCORPORATION?

     The affirmative vote of the holders of a majority of the shares entitled to vote is required to approve the proposed amendment to our Certificate of Incorporation increasing the number of shares we are authorized to issue from 41,000,000 to 81,000,000. A properly executed proxy marked ABSTAIN will not be voted. Accordingly, abstentions will have the effect of a negative vote.

WHAT VOTE IS REQUIRED TO APPROVE THE KEY EMPLOYEE STOCK OPTION PLAN?

     The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" will not be voted. Accordingly, abstentions will have the effect of a negative vote.

WHY ARE SOME OF THE HISTORICAL SHARE AMOUNTS IN THIS PROXY STATEMENT DIFFERENT FROM AMOUNTS PRESENTED LAST YEAR?

     Effective July 7, 2000 we split our stock five-for-four. All share and per share amounts have been adjusted to reflect this stock split, except for the number of authorized shares.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Our by-laws provide for a board of directors of not less than three nor more than ten directors, classified into three classes as nearly equal in number as possible, with each class serving for a three-year period. Our board of directors now consists of nine directors. The directors in each class are:

       CLASS I                     CLASS II                    CLASS III
 (TO SERVE UNTIL THE         (TO SERVE UNTIL THE          (TO SERVE UNTIL THE
  ANNUAL MEETING OF           ANNUAL MEETING OF            ANNUAL MEETING OF
STOCKHOLDERS IN 2002)       STOCKHOLDERS IN 2000)        STOCKHOLDERS IN 2001)
---------------------       ---------------------        ---------------------
Michael Gorin           Harvey R. Blau                    Paul Abecassis
Donald S. Jones(1)(2)   Ernest E. Courchene, Jr.(2)(3)    Leonard Borow
Eugene Novikoff(2)(3)   John S. Patton(1)(3)              Milton Brenner

---------------
(1) Member of Ethics Committee.

(2) Member of Audit Committee.

(3) Member of Compensation/Stock Option Committee.

     Harvey R. Blau, Ernest E. Courchene, Jr. and John S. Patton are nominated for election to Class II to hold office until our annual meeting of stockholders in 2003 or until their successors are chosen and qualified. Messrs. Blau, Courchene and Patton are currently serving as directors in Class I.

     Unless you indicate otherwise, shares represented by executed proxies will be voted for the election as directors of Messrs. Blau, Courchene and Patton. If any of them is unavailable, the shares will be voted for a substitute nominee designated by the board of directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

NOMINEE BIOGRAPHIES

     MR. HARVEY R. BLAU was appointed as our Chairman of the Board and Chief Executive Officer in October 1991. Mr. Blau had previously served as Vice Chairman from November 1983 until October 1991 and has been a director since 1980. Mr. Blau is also Chairman of the Board and Chief Executive Officer of Griffon Corporation and a director of Nu Horizons Electronics Corp. and Reckson Associates Realty Corp. Mr. Blau has been a practicing attorney in the State of New York since 1961, and is a member of the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., our general counsel.

     MR. ERNEST E. COURCHENE, JR. has been a director since April 1980. Mr. Courchene served from May 1987 to May 1992 as Vice Chairman and a director of Digitech Industries, Inc., a manufacturer of data communications diagnostic equipment. From May 1983 to May 1987, Mr. Courchene was President of Southport Capital Group Ltd., an investment banking firm and from March 1980 to November 1985, he was Chairman of the Board of Harbor Electronics Inc., a manufacturer of cable assemblies for the electronics industry.

     MAJOR GENERAL JOHN S. PATTON, PH.D. (USAF Ret.) has been a director since August 1985. General Patton retired from the United States government in 1978 after more than 36 years of service. Since retirement, he has acted as an independent analytical technical consultant.

STANDING DIRECTOR BIOGRAPHIES

     MR. PAUL ABECASSIS has been a director since August 1998. Mr. Abecassis has been an investment banker for more than the past 20 years. He joined Bear Stearns International Limited as a Managing Director in May 1990 and became a Senior Managing Director in September 1992. He is also a director of Bracco Diagnostics Incorporated.

     MR. MILTON BRENNER, until his retirement in September 1988, had been President of Aeroflex Laboratories Incorporated, one of our subsidiaries, for more than 15 years. Mr. Brenner was previously a director from 1973 to 1986 and was again elected a director in August 1988.

     MR. LEONARD BOROW has been our employee in various executive positions since November 1989 and has been Executive Vice President and Chief Operating Officer since October 1991, a director since November 1992 and Secretary since November 1993. Prior to joining us, Mr. Borow was President of Comstron Corporation, a manufacturer of fast switching frequency synthesizers and components, which we acquired in November 1989.

     MR. MICHAEL GORIN has been our employee in various executive positions since July 1985 and has been our President since October 1988, a director since August 1990 and Chief Financial Officer since 1991. From 1986 to October 1988, Mr. Gorin was our Vice President-Finance. From May 1980 until July 1985, Mr. Gorin was Senior Vice President of Republic National Bank of New York. For more than ten years prior to that, he was employed by Arthur Andersen & Co., becoming a partner in April 1973. Mr. Gorin is licensed as a Certified Public Accountant in the State of New York.

     VICE ADMIRAL DONALD S. JONES (USN Ret.) has been a director since November 1993. Admiral Jones retired from the United States government in 1987 after more than 37 years of service. From March 1988 to March 1990, Vice Admiral Jones was Vice President for Government and International Affairs for Tracor Inc., a manufacturer of electronic products and a provider of aircraft service and repair. Since retirement, Admiral Jones also has acted as an independent consultant.

     MR. EUGENE NOVIKOFF has been a director since June 1979. Mr. Novikoff is a professional engineer and during the period from 1972 to 1978 was a director and Vice President (in charge of development and engineering) for Knogo Corporation, a manufacturing and service organization engaged in providing equipment and devices to libraries and retail businesses to reduce losses from pilferage. Since January 1979, Mr. Novikoff has been a self-employed consulting engineer.

DIRECTORS' COMPENSATION

     Directors who are not our employees receive an annual fee of $10,000 and a fee of $750 for each board of directors or committee meeting they attend.

     During the fiscal year ended June 30, 2000, there were:

     - nine meetings of the board of directors;

     - five meetings of the audit committee;

     - six meetings of the compensation/stock option committee;

     - one meeting of the pricing committee; and

     - one meeting of the ethics committee.

     Each director attended or participated in at least 87% of the meetings of the board of directors and his respective committees.

     Our audit committee is involved in discussions with our independent certified accountants with respect to the year end audited financial statements. See "Audit Committee Report." Our compensation/stock option committee recommends executive compensation and the granting of stock options to officers, employees and consultants. See "Compensation/Stock Option Committee Report on Executive Compensation." Our ethics committee is responsible for establishing and maintaining procedures for receiving, investigating and reporting information and reports of violations of our code of ethics. We do not have a standing nominating committee.

   PROPOSAL 2 -- AMENDMENT TO OUR CERTIFICATE OF INCORPORATION INCREASING THE
                  NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     Our Board of Directors has proposed, and recommends that you approve, an amendment to Article "FOURTH" of our Certificate of Incorporation increasing the total number of shares which we are authorized to issue from 41,000,000 shares to 81,000,000 shares, of which 80,000,000 shares shall be shares of common stock, $.10 par value and 1,000,000 shares shall be shares of preferred stock, $.10 par value. The proposed amendment to our Certificate of Incorporation is attached as Exhibit "A" annexed hereto.

     The proposed amendment to our Certificate of Incorporation is intended to provide us with additional flexibility for possible stock dividends, stock splits, acquisitions, refinancings, exchanges of securities, public offerings and other corporate purposes. In recent years, we have issued a substantial number of shares through a stock dividend, public offerings in 1998 and 2000 and the conversion of debentures. We have also reserved a substantial amount of shares for issuance under our stock option plans. These events have decreased the number of shares of common stock presently available for issuance. See "Management -- Stock Option Plans."

     Our Board of Directors believes it would be to our advantage to be able to issue additional common stock without the necessary delay of calling a stockholders' meeting if one or more suitable opportunities is presented to us. Accordingly, our Board of Directors recommends approval of this amendment.

     The following table sets forth as of September 1, 2000, the number of shares of common stock and preferred stock authorized, outstanding, reserved, and available for issuance, as well as the approximate number of shares of which will be available for issuance if this amendment is approved.

                                                                                        AVAILABLE FOR
                                                                                          ISSUANCE
                                                                           AVAILABLE        UPON
                                                                              FOR        APPROVAL OF
                                 AUTHORIZED    OUTSTANDING    RESERVED     ISSUANCE       AMENDMENT
                                 ----------    -----------    ---------    ---------    -------------
Common Stock...................  40,000,000    28,149,010     5,335,536(1) 6,515,454     46,515,454
Preferred Stock................   1,000,000            --        40,000      960,000        960,000
  Series A Junior Participating
  Preferred Stock..............      40,000            --        40,000           --             --

---------------
(1) Represents shares issuable upon exercise of stock options under our stock option plans and other stock options and warrants.

     The proposed amendment to our Certificate of Incorporation, as amended, must be approved by a majority of our outstanding common stock entitled to vote on this matter at the meeting. You should note that any issuance of common stock by us other than on a pro rata basis may dilute your ownership position.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSED AMENDMENT.

              PROPOSAL 3 -- ADOPTION OF THE AEROFLEX INCORPORATED
                         KEY EMPLOYEE STOCK OPTION PLAN

INTRODUCTION

     At the meeting, you will be asked to vote on the adoption of the Aeroflex Incorporated Key Employee Stock Option Plan. The board adopted the Key Employee Stock Option Plan on August 16, 2000, subject to stockholder approval.

     We believe that our long-term success depends upon our ability to attract and retain qualified officers and employees and to motivate their best efforts on our behalf. Our officers and employees, as well as those of our subsidiaries, are eligible to participate in the Key Employee Plan. We believe that the Key Employee Plan will be an important part of our compensation of our executive officers and employees, particularly since as of September 1, 2000, we only have approximately 181,000 shares available for grant under all of our existing stock option plans, including approximately 92,000 under our Outside Director Plan which can only be granted to our outside directors.

     The Key Employee Plan is set forth as Exhibit "B" to this proxy statement. The principal features of the Key Employee Plan are summarized below, but the summary is qualified in its entirety by the full text of the Key Employee Plan.

STOCK SUBJECT TO THE PLAN

     The stock to be offered under the Key Employee Plan consists of shares of our common stock, whether authorized but unissued or reacquired. Up to 2,000,000 shares of common stock may be issuable upon the exercise of all stock options under the Key Employee Plan. The number of shares issuable is also subject to adjustments upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments. No individual may be granted options to purchase more than an aggregate of 750,000 shares of common stock pursuant to the Key Employee Plan.

ADMINISTRATION OF THE PLAN

     The Key Employee Plan is to be administered by our board of directors or by a compensation committee or a stock option committee consisting of no fewer than two "non-employee directors," as defined in the Securities Exchange Act of 1934. We expect that our compensation/stock option committee will administer the Key Employee Plan.

     Subject to the terms of the Key Employee Plan, the board or the committee may determine and designate the individuals who are to be granted stock options under the Key Employee Plan, the number of shares to be subject to options and the nature and terms of the options to be granted. The board or the committee also has authority to interpret the Key Employee Plan and to prescribe, amend and rescind the rules and regulations relating to the Key Employee Plan. Although the committee may amend or modify any outstanding stock option in any manner not inconsistent with the terms of the Key Employee Plan, the committee does not have the right to reprice any outstanding options without the affirmative vote of a majority of the stockholders voting on the repricing proposal.

GRANT OF OPTIONS

     Our officers and employees, as well as those of our subsidiaries, are eligible to participate in the Key Employee Plan.

     The options to be granted under the Key Employee Plan will be non-qualified stock options. The exercise price for the options will be not less than the market value of our common stock on the date of grant of the stock option. The committee must adjust the option price, as well as the number of shares subject to such option, in the event of stock splits, stock dividends, recapitalizations and certain other events involving a change in our capital.

EXERCISE OF STOCK OPTIONS

     Stock options granted under the Key Employee Plan shall expire not later than ten years from the date of grant.

     Stock options granted under the Key Employee Plan may become exercisable in one or more installments in the manner and at the time or times specified by the committee.

     Upon the exercise of a stock option, optionees may pay the exercise price in cash, by certified or bank cashiers check or, at our option, in shares of common stock valued at its fair market value on the date of exercise, or a combination of cash and stock. Withholding and other employment taxes applicable to the exercise of an option shall be paid by the optionee at such time as the board or the committee determines that the optionee has recognized gross income under the Internal Revenue Code resulting from such exercise. These taxes may, at our option, be paid in shares of common stock.

     A stock option is exercisable during the optionee's lifetime only by him and cannot be exercised by him unless, at all times since the date of grant and at the time of exercise, he is employed by or consulting with us or any of our subsidiaries except that, upon termination of his employment or service (other than (1) by death, (2) by total disability followed by death in the circumstances provided below or (3) by total disability), he may exercise an option for a period of two years after his termination but only to the extent such option is exercisable on the date of such termination. In the discretion of the committee, options may be transferred to

(1) members of the optionee's family, (2) a trust, (3) a family limited partnership, or (4) an estate planning vehicle primarily for the optionee's family.

     Upon termination of all employment or service by total disability, the optionee may exercise such options at any time within five years after his termination, but only to the extent such option is exercisable on the date of such termination.

     In the event of the death of an optionee (1) while our employee or consultant, or an employee or consultant of any subsidiary, (2) within two years after termination of all employment or service with us or any subsidiary (other than for total disability) or (3) within five years after termination on account of total disability of all employment or service with us or any subsidiary, the optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise the optionee's option at any time within the period of five years from the date of death. In the case of clauses (1) and (3) above, the option shall be exercisable in full for all the remaining shares covered by it, but in the case of clause (2) the option shall be exercisable only to the extent it was exercisable on the date of such termination of employment or service.

CHANGE IN CONTROL

     In the event of a "change in control," at the option of the committee (a) all options outstanding on the date of the change in control shall become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty (60) days after the change in control any option or portion of an option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the fair market value (on the date of surrender) of the shares of common stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such shares.

     For the purposes of the Key Employee Plan, a change in control is defined as

     - a change in control as such term is presently defined in Regulation 240.12b-(f) under the Securities Exchange Act of 1934; or

     - if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than Aeroflex or any "person" who on the date of the adoption of the Key Employee Plan is a director or officer of Aeroflex, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities representing twenty percent (20%) or more of the voting power of our then outstanding securities; or

     - if during any period of two (2) consecutive years during the term of the Key Employee Plan, individuals who at the beginning of such period constitute the board of directors, cease for any reason to constitute at least a majority of the board.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to the options. This summary is not intended to be exhaustive. Among other things, it does not describe state, local or foreign income tax consequences.

     We understand that under present federal tax laws, the grant of stock options creates no tax consequences for an optionee or for us. Upon exercising a non-qualified stock option, the optionee must generally recognize ordinary income equal to the "spread" between the exercise price and the fair market value of the common stock on the date of exercise. The fair market value of the shares on the date of exercise will constitute the tax basis for the shares for computing gain or loss on their subsequent sale.

     Compensation that is subject to a substantial risk of forfeiture generally is not included in income until the risk of forfeiture lapses. Under current law, optionees who are either directors, officers or more than 10% stockholders are subject to the "short-swing" insider trading restrictions of Section 16(b) of the Exchange Act of 1934. The Section 16(b) restriction is considered a substantial risk of forfeiture for tax purposes.

Consequently, the time of recognition of compensation income and its amount will be determined when the restriction ceases to apply. The Section 16(b) restriction lapses six months after the date of exercise.

     Nevertheless, an optionee who is subject to the Section 16(b) restriction is entitled to elect to recognize income on the date of exercise of the option. The election must be made within 30 days of the date of exercise. If the election is made, the results are the same as if the optionee were not subject to the Section 16(b) restriction.

     If permitted by our board of directors and if the optionee pays the exercise price of an option in whole or in part with previously-owned shares of common stock, the optionee's tax basis and holding period for the newly-acquired shares is determined as follows: As to a number of newly-acquired shares equal to the number of previously-owned shares used by the optionee to pay the exercise price, the optionee's tax basis and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis, thereby deferring any gain inherent in the previously-owned shares. As to each remaining newly acquired share, the optionee's tax basis will equal the fair market value of the share on the date of exercise and the optionee's holding period will begin on the day after the exercise date. The optionee's compensation income and our deduction will not be affected by whether the exercise price is paid in cash or in shares of common stock.

     We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary compensation income. We will be required to comply with applicable federal income tax withholding and information reporting requirements with respect to the amount of ordinary compensation income recognized by the optionee. If our board of directors permits shares of common stock to be used to satisfy tax withholding, such shares will be valued at their fair market value on the date of exercise.

     When a sale of the acquired shares occurs, an optionee will recognize capital gain or loss equal to the difference between the sales proceeds and the tax basis of the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets. The capital gain or loss will receive long-term capital gain or loss treatment if the shares have been held for more than 12 months. There will be no tax consequences to us in connection with a sale of shares acquired under an option.

RECOMMENDATION OF THE BOARD

     Our board of directors believes that it is in our best long-term interests to have available for issuance under a stock option plan a sufficient number of shares to attract, retain and motivate our highly qualified officers and employees by tying their interests to our stockholders' interests. Accordingly, subject to the approval of our stockholders, our board has adopted the Key Employee Plan under which options to acquire 2,000,000 shares may be granted.

     The affirmative vote of a majority of the votes cast on this proposal in person or by proxy at the special meeting is required for approval of the Key Employee Plan.

     Our board of directors recommends a vote FOR approval of the adoption of the Key Employee Plan.

                                STOCK OWNERSHIP

     The following information, including stock ownership, is submitted with respect to our directors, each executive officer named in the "Summary Compensation Table," and for all executive officers and directors as a group as of September 15, 2000. Based solely on filings with the Securities and Exchange Commission, we believe there are no holders of more than five percent of our common stock as of September 15, 2000.

                                                                                NUMBER OF
                                                                                SHARES OF
                                                                              COMMON STOCK
                                                               DIRECTOR       BENEFICIALLY
NAME                        AGE          OCCUPATION              SINCE         OWNED(1)(2)
----                        ---   ------------------------   -------------   ---------------
Harvey R. Blau............  64    Chairman and CEO           July 1980         687,715   2.4%   (3)
Michael Gorin.............  58    President                  August 1990       344,992   1.2%   (4)
Leonard Borow.............  52    Executive Vice President   November 1992     616,995   2.2%   (5)
Carl Caruso...............  56    Vice President --               --           140,900    --    (6)
                                  Manufacturing
Charles Badlato...........  41    Treasurer and Assistant         --            71,353    --    (7)
                                  Secretary
Paul Abecassis............  50    Investment Banker          August 1998        45,833    --    (8)
Milton Brenner............  72    Retired                    August 1988       149,832    --    (9)
Ernest E. Courchene, Jr...  68    Business Consultant        April 1980        156,800    --   (10)
Donald S. Jones...........  72    Consultant                 November 1993      41,750    --   (11)
Eugene Novikoff...........  76    Self-Employed              June 1979          26,478    --   (12)
                                  Engineering Consultant
John S. Patton............  82    Consultant                 August 1985        75,625    --   (13)
All Directors and Officers
  as a Group (11
  persons)................                                                   2,358,273   7.9%

---------------
 (1) No officer or director owns more than one percent of our issued and outstanding common stock unless otherwise indicated. Ownership represents sole voting and investment power.

 (2) Includes options currently exercisable or exercisable within 60 days under our 1993 Outside Director Stock Option Plan, 1996 Stock Option Plan, 1998 Stock Option Plan, 1999 Stock Option Plan and 2000 Stock Option Plan.

 (3) Includes options currently exercisable or exercisable within 60 days to purchase 460,945 shares of common stock. Also includes 5,813 shares held by the Blau, Kramer, Wactlar & Lieberman, P.C. Profit Sharing Plan and 161,322 shares owned by his wife, to which Mr. Blau disclaims beneficial ownership.

 (4) Includes options currently exercisable or exercisable within 60 days to purchase 277,237 shares of common stock.

 (5) Includes options currently exercisable or exercisable within 60 days to purchase 319,965 shares of common stock. Also includes 11,110 shares owned by his wife to which Mr. Borow disclaims beneficial ownership.

 (6) Includes options currently exercisable or exercisable within 60 days to purchase 57,774 shares of common stock.

 (7) Includes options currently exercisable or exercisable within 60 days to purchase 57,647 shares of common stock.

 (8) Includes options currently exercisable to purchase 33,333 shares of common stock.

 (9) Includes options currently exercisable to purchase 75,000 shares of common stock and 3,750 shares owned by his wife.

(10) Includes options currently exercisable to purchase 65,000 shares of common stock.

(11) Includes options currently exercisable to purchase 37,500 shares of common stock.

(12) Includes options currently exercisable to purchase 25,000 shares of common stock.

(13) Includes options currently exercisable to purchase 73,750 shares of common stock and 625 shares owned by a family trust.

                                   MANAGEMENT

OUR OFFICERS

     Our officers are:

NAME                                                         POSITION HELD
----                                                         -------------
Harvey R. Blau.............................    Chairman of the Board (Chief Executive
                                               Officer)
Michael Gorin..............................    President (Chief Financial Officer and
                                               Principal Accounting Officer)
Leonard Borow..............................    Executive Vice President (Chief Operating
                                               Officer) and Secretary
Carl Caruso................................    Vice President -- Manufacturing
Charles Badlato............................    Treasurer and Assistant Secretary

     MR. CARL CARUSO has been employed by us as Vice President of Aeroflex Laboratories Incorporated since November 1989 and has been our Vice
President -- Manufacturing since February 1997. Prior to joining us, Mr. Caruso was Vice President of Comstron Corporation which we acquired in November 1989.

     MR. CHARLES BADLATO has been employed by us in various financial positions since December 1987 and has been our Treasurer since February 1994. From May 1981 until December 1987, Mr. Badlato was employed by various certified public accounting firms, most recently as an audit manager with Touche Ross & Co. Mr. Badlato is licensed as a certified public accountant in the State of New York.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to our Chairman/Chief Executive Officer and each of our other executive officers who were serving as of June 30, 2000 for services rendered for the years ended June 30, 2000, 1999 and 1998.

                                            ANNUAL COMPENSATION                          LONG-TERM COMPENSATION
                                    -----------------------------------   ----------------------------------------------------
                                                           OTHER ANNUAL   RESTRICTED     STOCK      LONG-TERM      ALL OTHER
NAME AND                   FISCAL                          COMPENSATION     STOCK       OPTION      INCENTIVE     COMPENSATION
PRINCIPAL POSITION          YEAR    SALARY(1)    BONUS         (2)          AWARDS     AWARDS(#)   PLAN PAYOUTS       (3)
------------------         ------   ---------   --------   ------------   ----------   ---------   ------------   ------------
Harvey R. Blau...........   2000    $301,464    $637,113        $--           $--       437,500        --            $2,423
  Chairman and Chief        1999     278,532     473,353(4)      --           --        281,250        --               944
  Executive Officer         1998     220,667          --(4)      --           --        312,500        --               805
Michael Gorin............   2000    $373,853    $614,402(5)      $--          $--       343,750        --            $6,844
  President and Chief       1999     352,532     631,137        --            --        187,500        --             5,501
  Financial Officer         1998     300,250     420,000        --            --        156,250        --             4,939
Leonard Borow............   2000    $373,853    $615,999(5)      $--          $--       343,750        --            $3,844
  Executive Vice            1999     352,532     631,137        --            --        187,500        --             4,192
  President -- Chief        1998     300,250     420,010        --            --        156,250        --             4,149
  Operating Officer
Carl Caruso..............   2000    $204,068    $130,000        $--           $--        56,250        --            $4,276
  Vice President --         1999     174,881      95,000        --            --             --        --             3,723
  Manufacturing             1998     186,399      50,000        --            --         62,500        --             2,857
Charles Badlato..........   2000    $147,456    $ 70,000        $--           $--        50,000        --            $4,543
  Treasurer and             1999     138,859      55,000        --            --         31,250        --             3,427
  Assistant Secretary       1998     128,562      40,000        --            --         50,000        --             2,889

---------------
(1) "Salary" includes contributions to our 401(k) Plan by each of the executive officers listed below for the fiscal years ended June 30, 2000, 1999 and 1998, as follows:

NAME                                              2000       1999       1998
----                                             -------    -------    ------
Michael Gorin..................................  $10,423    $10,788    $9,449
Leonard Borow..................................  $10,500    $12,899    $9,414
Carl Caruso....................................  $10,690    $10,198    $9,524
Charles Badlato................................  $10,613    $ 9,074    $9,565

(2) Other annual compensation does not include amounts of certain perquisites and other non-cash benefits which we provide since those amounts are not more than the lesser of (a) $50,000 or (b) 10% of the total annual base salary and bonus disclosed for the officer.

(3) All other compensation includes the compensation component of certain life insurance policies and our matching contribution to the 401(k) Plan.

(4) Pursuant to a deferred compensation agreement which was then in effect, Mr. Blau elected to defer $157,784 he was entitled to receive for the fiscal year ended June 30, 1999 and $406,843 he was entitled to receive for the fiscal year ended June 30, 1998 and receive this incentive compensation in common stock valued at its market price. Accordingly, we have reserved 10,340 shares of common stock for Mr. Blau's incentive compensation for the fiscal year ended June 30, 1999 and 49,076 shares of common stock for the fiscal year ended June 30, 1998.

(5) Pursuant to his respective employment agreement, Mr. Gorin has deferred $22,711 and Mr. Borow has deferred $21,114 that he was entitled to receive for the fiscal year ended June 30, 2000.

EMPLOYMENT AGREEMENTS

     Effective March 1, 1999, we entered into new employment agreements with each of Messrs. Blau, Gorin and Borow. The agreements expire June 30, 2004. Pursuant to these agreements:

          (2) Mr. Blau receives a base salary of $275,000, subject to semi-annual cost of living adjustments, and an annual bonus equal to 3 percent of our consolidated pre-tax earnings for each fiscal year;

          (3) Mr. Gorin receives a base salary of $350,000, subject to semi-annual cost of living adjustments and an annual bonus equal to 3 percent of our consolidated pre-tax earnings for each fiscal year;

          (4) Mr. Borow receives a base salary of $350,000, subject to semi-annual cost of living adjustments and an annual bonus equal to 3 percent of our consolidated pre-tax earnings for each fiscal year.

     Each employment agreement further provides for a three-year consulting period after the termination of employment during which each executive will receive consulting payments in an annual amount equal to two-thirds of his last annual base salary. The employment agreements also provide for life insurance and for the continuation of certain benefits following death or disability.

     Effective September 1, 1999, we entered into amendments to the employment agreements with Messrs. Blau, Gorin and Borow so that the amount of any bonus payable to each of them in any year which would be nondeductible solely by reason of Section 162(m) of the Internal Revenue Code will be deferred. Section 162(m) provides that compensation paid to our executive officers that is not formally approved by our stockholders in excess of $1,000,000 is not deductible for Federal income tax purposes.

     In February 1997, we entered into an employment agreement with Mr. Caruso for the period February 5, 1997 to February 5, 2000, which automatically extends for successive one year periods unless notice of non-renewal is given. No such notice has been given to date. The agreement, as amended, provides for an annual salary of $200,000, together with cost of living adjustments.

     In the event that we terminate the employment of any of these four individuals without cause, the terminated employee is entitled to receive his salary and incentive payment, if any, for the remainder of the contract term. The employment agreements for Messrs. Blau, Gorin and Borow further provide that in the event there is a change in the control of the company, as defined therein, each executive has the option, exercisable within one year after such event, to terminate his employment agreement. Upon such termination, he has the right to receive, as a lump sum payment, the compensation (including incentive bonus, if any) remaining to be paid for the balance of the term of the agreement. In addition, we will provide the executive with a tax gross-up payment to cover any excise tax due. Mr. Caruso's employment agreement provides that in the event there is a change in control he has the option, exercisable within six (6) months of becoming aware of such event, to terminate his employment agreement. Upon such termination, Mr. Caruso has the right to receive his base salary for the remainder of the term of the contract.

STOCK OPTION PLANS

     We currently have seven stock option plans -- the 1989 Non-Qualified Stock Option Plan, the Outside Director Stock Option Plan, the 1994 Non-Qualified Stock Option Plan, the 1996 Stock Option Plan, the 1998 Stock Option Plan, the 1999 Stock Option Plan and the 2000 Stock Option Plan. The plans were designed to strengthen our ability to attract and retain in our employ persons of training, experience and ability and to furnish additional incentives to officers, employees, consultants and directors.

     In December 1993, the board of directors adopted, subject to stockholder approval obtained in November 1994, the Outside Director Plan which, as amended in November 1996, covers 625,000 shares of common stock, and expires in 2003. The Outside Director Plan provides for an annual grant to each non-employee director of options to purchase 12,500 shares of common stock. The plan is administered by a committee of two or more members of the board of directors who determine, among other things, the individuals to whom options should be granted and the purchase price of the shares with the exception that no option may be granted at less than market value at the time of grant and options may only be exercised before the expiration of ten years from the date of grant.

     The 1989 Plan, 1994 Plan, 1996 Plan and 1998 Plan each covers 1,875,000 shares of common stock, The 1999 Plan covers 1,125,000 shares of common stock. The 2000 Plan covers 937,500 shares of common stock. The 1989 Plan, (which expired in 1999), the 1994 Plan, (which expires in 2004), the 1998 Plan (which expires in 2008), the 1999 Plan (which expires in 2009)and the 2000 Plan (which expires in 2010), all permit the granting of non-qualified options to our officers, other employees, and consultants and the 1989 Plan, 1998 Plan, 1999 Plan and 2000 Plan also permit the granting of non-qualified options to our directors. The 1996 Plan, which expires in 2006, permits the granting of both non-qualified and incentive stock options to our officers, employees and consultants. These plans are administered by a committee of two or more members of the board of directors who determine, among other things, (1) the individuals to whom options shall be granted, (2) the time or times at which options shall be granted, (3) the number of shares to be subject to each option, (4) the purchase price of the shares, (5) the vesting of each option and (6) the term of each option, with the exception that no option can be granted at less than market value at the time of grant and options may only be exercised before the expiration of five years from the date of grant (or ten years for the 1996 Plan, 1998 Plan, 1999 Plan and 2000 Plan). Each option granted under these plans may be exercised only during the continuance of an optionee's employment or service with us, except under certain circumstances.

STOCK OPTION GRANTS IN LAST FISCAL YEAR(1)

     The following table sets forth all stock option grants to the named executive officers during the fiscal year ended June 30, 2000:

                                                                                    POTENTIAL REALIZED VALUE AT
                                                                                      ASSUMED ANNUAL RATES OF
                                                                                     STOCK PRICE APPRECIATION
                                      INDIVIDUAL GRANTS(1)                             FOR OPTION TERM(1)(5)
                       --------------------------------------------------   -------------------------------------------
                                    % OF TOTAL
                                     OPTIONS
                                    GRANTED TO
                                    EMPLOYEES/
                       OPTIONS      DIRECTORS/     EXERCISE                 STOCK                  STOCK
                       GRANTED    CONSULTANTS IN     PRICE     EXPIRATION   PRICE      DOLLAR      PRICE      DOLLAR
NAME                    (#)(2)    FISCAL YEAR(3)   ($/SH)(2)      DATE      5%(4)       GAIN      10%(4)       GAIN
----                   --------   --------------   ---------   ----------   ------   ----------   -------   -----------
Harvey R. Blau.......   187,500         8.5%        $13.70      08/10/09    $22.32   $1,616,250   $ 35.53   $ 4,093,125
Harvey R. Blau.......   250,000        11.4          39.70      03/21/10     64.67    6.242,500    102.97    15,817,500
Michael Gorin........   156,250         7.1          13.70      08/10/09     22.32    1,346,875     35.53     3,410,937
Michael Gorin........   187,500         8.5          39.70      03/21/10     64.67    4,681,875    102.97    11,863,125
Leonard Borow........   156,250         7.1          13.70      08/10/09     22.32    1,346,875     35.53     3,410,937
Leonard Borow........   187,500         8.5          39.70      03/21/10     64.67    4,681,875    102.97    11,863,125
Carl Caruso..........    31,250         1.4          13.70      08/10/09     22.32      269,375     35.53       682,187
Carl Caruso..........    25,000         1.1          39.70      03/21/10     64.67      624,250    102.97     1,581,750
Charles Badlato......    31,250         1.4          13.70      08/10/09     22.32      269,375     35.53       682,187
Charles Badlato......    18,750         0.9          39.70      03/21/10     64.67      468,187    102.97     1,186,312

---------------
(1) All grants are under the 1998 Plan, 1999 Plan or the 2000 Plan. Dollar gains are based on the assumed annual rates of appreciation of the exercise price of each option for the term of the option.

(2) Grants were made at 100% of the market value of our common stock on the date of grant. Grants under the 1998 Plan vest 33 1/3% on each of the first, second and third anniversaries of the date of grant; grants under the 1999 Plan vest 50% immediately and 50% on the first anniversary of the date of grant; and grants under the 2000 Plan vest 25% on each of the second, third, fourth and fifth anniversaries of the date of grant.

(3) Total options granted to employees, consultants and directors in 2000 was for 2,197,500 shares of common stock.

(4) The stock price represents the price of our common stock if the assumed annual rates of stock price appreciation are achieved over the term of each of the options.

(5) The increases in market value of our stock for all stockholders as of September 15, 2000, assuming annual rates of stock price appreciation from June 30, 2000 (closing stock price of $39.75 per share) over the ten year
    period used in this table, aggregate approximately $       million at a 5%
    rate and approximately $       million at 10%.

AGGREGATE OPTION/STOCK APPRECIATION RIGHTS EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/ STOCK APPRECIATION RIGHTS VALUES

     The following table sets forth information concerning options exercised during the year ended June 30, 2000 by the named executive officers and the value of unexercised options held by them as of June 30, 2000:

                                                                                    VALUE OF UNEXERCISED
                                                      NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                         OPTIONS/SARS AT               OPTIONS/SARS AT
                         SHARES                          FISCAL YEAR END             FISCAL YEAR END(1)
                       ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                   EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   -----------   -----------   -----------   -------------   -----------   -------------
Harvey R. Blau.......    582,835     $10,846,785     312,998        604,167      $6,136,832     $14,293,750
Michael Gorin........    270,582       5,161,190     239,835        427,083       4,784,878       9,773,438
Leonard Borow........    250,000       4,805,221     260,417        427,083       5,467,188       9,773,438
Carl Caruso..........     63,789       1,214,412      39,857         90,104       1,322,474       1,852,813
Charles Badlato......     40,999         786,622      39,731        100,520       1,234,041       2,246,667

---------------
(1) Based upon the closing price of our common stock of $39.75 on June 30, 2000.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Effective January 1, 1994, we established the Aeroflex Incorporated Supplemental Executive Retirement Plan ("SERP") for certain of our officers. No benefits were payable prior to January 1, 1996. The Normal Retirement Age under the SERP is 70. The SERP would provide an annual benefit of 50% of Final Average Pay. "Final Average Pay" means the average of the three highest paid calendar years out of the last ten prior to retirement. Benefits are also payable, on a reduced basis, for early retirement after the sum of a participant's age and years of service equals 70 and the participant attains age 55. Retirement benefits are payable for life, with a guarantee of 10 years of payments. In addition, the SERP provides a pre-retirement death benefit payable for 10 years to the participant's beneficiary and a disability benefit with a guarantee of 10 years of payment; provided that any disability benefit shall be reduced by the amount of the disability benefit payable under the participant's employment agreement, if any.

     A "rabbi" trust has been established to which contributions are made annually to provide for the benefits under the SERP. The trust is funding the benefits partially through insurance contracts.

     The following tables show the projected annual benefits payable at age 70 under the SERP. The number of years of credited service of the participants as of June 30, 2000 are: Mr. Blau, 19; Mr. Gorin, 14; Mr. Borow, 22; and Mr. Badlato, 12.

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN TABLE
                      ANNUAL BENEFIT AT NORMAL RETIREMENT

  FINAL AVERAGE          YEARS OF SERVICE
     ANNUAL       ------------------------------
     PAY(1)          10         15         20
  -------------   --------   --------   --------
   $  100,000     $ 50,000   $ 50,000   $ 50,000
      200,000      100,000    100,000    100,000
      400,000      200,000    200,000    200,000
      500,000      250,000    250,000    250,000
    1,000,000      500,000    500,000    500,000
    1,500,000      750,000    750,000    750,000

---------------
(1) Average of a participant's highest three years' compensation out of the last ten prior to retirement as reported on Form W-2 but excluding stock related compensation and including deferred compensation.

BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2000, our Compensation/Stock Option Committee consisted of Messrs. Eugene Novikoff, Ernest E. Courchene, Jr. and John S. Patton. None of them were our officers or employees during fiscal 2000 nor did they have any relationship with us which requires disclosure in this proxy statement.

     FILINGS MADE BY COMPANIES WITH THE SECURITIES AND EXCHANGE COMMISSION SOMETIMES "INCORPORATE INFORMATION BY REFERENCE." THIS MEANS THE COMPANY IS REFERRING YOU TO INFORMATION THAT HAS BEEN PREVIOUSLY FILED WITH THE SEC AND THAT THIS INFORMATION SHOULD BE CONSIDERED AS PART OF THE FILING YOU ARE READING. THE COMPENSATION COMMITTEE REPORT, STOCK PERFORMANCE GRAPH AND AUDIT COMMITTEE REPORT IN THIS PROXY STATEMENT ARE NOT INCORPORATED BY REFERENCE INTO ANY OTHER FILINGS WITH THE SEC.

      COMPENSATION/STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of our executive officers is generally determined by the Compensation/Stock Option Committee of our board of directors, subject to applicable employment agreements. Each member of the Compensation/Stock Option Committee is a director who is not employed by us or any of our affiliates. The following report with respect to certain compensation paid or awarded to our executive officers during fiscal 2000 is furnished by the directors who comprised the Compensation/Stock Option Committee during fiscal 2000.

GENERAL POLICIES

     Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve our corporate objectives, and thereby increase shareholder value. It is our policy to provide incentives to our senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our businesses. To attain these objectives, our executive compensation program includes a competitive base salary, cash incentive bonuses and stock-based compensation. See "Management -- Employment Agreements".

     Stock options are granted to employees, including our executive officers, under our option plans. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing Aeroflex from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the market value of common stock on the date of grant. Among our executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are awarded to the most senior officers who, in the view of the Compensation/Stock Option Committee, have the greatest potential impact on our profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

     From time to time, the Compensation/Stock Option Committee may utilize the services of independent consultants to perform analyses and to make recommendations to the Committee relative to executive compensation matters. No compensation consultant is paid on a retainer basis.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE AND COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation/Stock Option Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries which will be paid to our executive officers during the coming year. In setting salaries, the Compensation/Stock Option Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the stock plans maintained by us, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

     For fiscal 2000, pursuant to the terms of his employment agreement with us, our Chairman received a base salary and additional compensation (See "Employment Agreements"). The Compensation/Stock Option Committee also recommended the issuance of, and the Chairman received, options to purchase 187,500 shares of common stock at $13.70 per share and 250,000 shares of common stock at $39.70 per share.

                                          THE COMPENSATION COMMITTEE:

                                          Eugene Novikoff (Chairman)
                                          Ernest E. Courchene, Jr.
                                          John S. Patton

                             AUDIT COMMITTEE REPORT

     The Audit Committee has adopted a charter to set forth its responsibilities. A copy of the charter is attached as Exhibit "C" to this proxy statement.

     As required by the charter, the Audit Committee reviewed the company's audited financial statements and met with management, as well as with KPMG LLP, the company's auditors, to discuss the financial statements.

     The Audit Committee received the report of KPMG regarding the results of their audit. In connection with its review of the financial statements and the auditors' report, the members of the Audit Committee discussed with a representative of KPMG, their independence, as well as the following:

     - the auditors' responsibilities in accordance with generally accepted accounting standards;

     - the initial selection of, and whether there were any changes in, significant accounting policies or their application;

     - management's judgments and accounting estimates;

     - whether there were any significant audit adjustments;

     - whether there were any disagreements with management;

     - whether there was any consultation with other accountants;

     - whether there were any major issues discussed with management prior to the auditors' retention;

     - whether the auditors encountered any difficulties in performing the audit; and

     - the auditor's judgments about the quality of the company's accounting principles.

     Based on its discussions with management and the company's auditors, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the period ended June 30, 2000 for filing with the SEC.

                                          THE AUDIT COMMITTEE

                                          Ernest E. Courchene, Jr. (Chairman)
                                          Eugene Novikoff
                                          Donald S. Jones

INDEPENDENCE OF AUDIT COMMITTEE

     In fiscal 2000, our Audit Committee consisted of Messrs. Courchene (Chairman) and Novikoff and Admiral Jones. Each of them is independent, as defined by NASD rules.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Nasdaq Stock Exchange. These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and Nasdaq. Based solely upon our review of the copies of the forms we have received, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 2000, except that Donald Jones filed late a Form 4 reporting the purchase of 1,250 shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Our Chairman, Mr. Blau is also Chairman of the Board and Chief Executive Officer of Griffon Corporation. During fiscal 2000, a subsidiary of Griffon Corporation purchased products from us for an aggregate $408,000 in various arms length transactions. Mr. Blau is a member of the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., our general counsel. We have engaged Blau, Kramer, Wactlar & Lieberman, P.C. in the past and intend to continue to retain them on an ongoing basis. For the year ended June 30, 2000, we paid Blau, Kramer, Wactlar & Lieberman, P.C. approximately $324,000 in legal fees.

                            COMMON STOCK PERFORMANCE

     The following graph provides a comparison of cumulative stockholder return among us, Standard and Poors' 500 companies and Standard and Poors' electronics (instrumentation) companies from June 1995 to August 2000:

                COMPARISON OF 62 MONTH CUMULATIVE TOTAL RETURN*
                AMONG AEROFLEX INCORPORATED, THE S & P 500 INDEX
               AND THE S & P ELECTRONICS (INSTRUMENTATION) INDEX

                                                                                                             S&P ELECTRONICS
                                                  AEROFLEX INCORPORATED              S&P 500                (INSTRUMENTATION)
                                                  ---------------------              -------                -----------------
6/95                                                         100                        100                         100
6/96                                                      128.95                        126                       113.6
6/97                                                      107.89                     169.73                      163.33
6/98                                                      218.42                     220.92                      148.46
6/99                                                      415.79                     271.19                      226.25
6/00                                                     1046.06                     290.85                      462.93
8/00                                                      967.11                     304.09                      407.72

---------------

* $100 invested on 6/30/95 in stock or index, including reinvestment of dividends. Fiscal year ending August 31.

                           MISCELLANEOUS INFORMATION

     KPMG LLP, our independent auditors for the fiscal year ended June 30, 2000, has advised us that a representative of the firm plans to be present at our annual meeting, with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions. As of the date of this proxy statement, our board of directors does not intend to present at the meeting any matters not described in the form of Proxy. If any proposal not set forth in this proxy statement is presented for action at the meeting, we intend to vote the shares represented by proxies with respect to such matters in accordance with the judgment of the persons voting them.

     We will pay the cost of soliciting proxies in the accompanying form. These expenses will consist of printing, postage and handling, and the expenses of brokerage houses, other custodians, nominees and fiduciaries who are record holders of stock for forwarding soliciting material to the beneficial owners of the stock they hold of record. We have retained MacKenzie Partners to assist us in the solicitation of proxies. In addition, certain of our officers and regular employees may solicit proxies by telephone, facsimile or personal interview. We expect that the costs of soliciting proxies with respect to this annual meeting will be approximately $10,000.

     We must receive stockholder proposals with respect to our next annual meeting of stockholders by no later than July 5, 2001 for us to consider including them in our next Proxy Statement.

     A copy of our annual report has been mailed to every stockholder as of September 15, 2000. The annual report is not to be considered proxy soliciting material.

                                          By Order of the Board of Directors,

                                          LEONARD BOROW
                                          Secretary

Dated: October 2, 2000
      Plainview, New York

                                                                     EXHIBIT "A"

                             PROPOSED AMENDMENT TO
                          CERTIFICATE OF INCORPORATION

     The following sets forth the changes to Article "FOURTH" of our Certificate of Incorporation if the proposed amendment is approved:

          "FOURTH: The total number of shares of all classes of stock which the corporation shall have the authority to issue is EIGHTY ONE MILLION (81,000,000) shares, of which EIGHTY MILLION (80,000,000) shares shall be shares of Common Stock of the par value of Ten Cents ($.10) per share and ONE MILLION (1,000,000) shares shall be shares of Preferred Stock of the par value of Ten Cents ($.10) per share. The Preferred Stock may be issued in series and the number, designation, relative rights, preferences and limitations of shares of each series of Preferred Stock, Ten Cents ($.10) per share par value shall be fixed by the Board of Directors."

                                                                     EXHIBIT "B"

                             AEROFLEX INCORPORATED

                         KEY EMPLOYEE STOCK OPTION PLAN

SECTION 1.  GENERAL PROVISIONS

1.1  NAME AND GENERAL PURPOSE

     The name of this plan is the Aeroflex Incorporated Key Employee Stock Option Plan (hereinafter called the "Plan"). The Plan is intended to enable Aeroflex Incorporated (the "Company") and its subsidiaries to foster and promote the interests of the Company by attracting and retaining key officers and employees of the Company who contribute to the Company's success by their ability, ingenuity and industry, to enable such officers and employees to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company and to provide incentive compensation opportunities competitive with those of competing corporations.

1.2  DEFINITIONS

     a.  "Board" means the Board of Directors of the Company.

     b. "Change in Control" means a change of control of the Company, or in any person directly or indirectly controlling the Company, which shall mean:

          (a) a change in control as such term is presently defined in Regulation 240.12b-(2) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

          (b) if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any "person" who on the date of this Agreement is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the voting power of the Company's then outstanding securities; or

          (c) if during any period of two (2) consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof.

     c.  "Committee" means the Committee referred to in Section 1.3 of the Plan.

     d. "Common Stock" means shares of the Common Stock, par value $.10 per share, of the Company.

     e. "Company" means Aeroflex Incorporated, a corporation organized under the laws of the State of Delaware (or any successor corporation).

     f. "Fair Market Value" means the closing market price of the Common Stock on the Nasdaq Stock Market on the trading day prior to the date of the grant or on any other date on which the Common Stock is to be valued hereunder. If no sale shall have been reported on the Nasdaq Stock Market on such date, Fair Market Value shall be determined by the Committee.

     g. "Non-Employee Director" shall have the meaning set forth in Rule 16(b) promulgated by the Securities and Exchange Commission ("Commission").

     h. "Option" means any option to purchase Common Stock under Section 2 of the Plan.

     i. "Option Agreement" means the option agreement described in Section 2.4 of the Plan.

     j. "Participant" means any officer or employee of the Company or a Subsidiary on the date of grant who is selected by the Committee to participate in the Plan.

     k. "Subsidiary" means any corporation in which the Company possesses, directly or indirectly, 50% or more of the combined voting power of all classes of stock of such corporation.

     l. "Total Disability" means accidental bodily injury or sickness which wholly and continuously disabled an optionee. The Committee, whose decisions shall be final, shall make a determination of Total Disability.

1.3  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Board or by the Committee appointed by the Board consisting of two or more members of the Board all of whom shall be Non-Employee Directors. The Committee shall serve at the pleasure of the Board and shall have such powers as the Board may, from time to time, confer upon it.

     Subject to this Section 1.3, the Committee shall have sole and complete authority to adopt, alter, amend or revoke such administrative rules, guidelines and practices governing the operation of the Plan as it shall, from time to time, deem advisable, and to interpret the terms and provisions of the Plan.

     The Committee shall keep minutes of its meetings and of action taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee without a meeting, shall constitute the acts of the Committee.

1.4  ELIGIBILITY

     Stock Options may be granted only to officers or employees of the Company or a Subsidiary. All employees are eligible to receive Stock Options under the Plan. Any person who has been granted any Option may, if he is otherwise eligible, be granted an additional Option or Options.

1.5  SHARES

     The aggregate number of shares reserved for issuance pursuant to the Plan shall be 2,000,000 shares of Common Stock, or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 1.6. No individual may be granted options to purchase more than an aggregate of 750,000 shares of Common Stock pursuant to the Plan.

     Such number of shares may be set aside out of the authorized but unissued shares of Common Stock or out of issued shares of Common Stock acquired for and held in the Treasury of the Company, not reserved for any other purpose. Shares subject to, but not sold or issued under, any Option terminating or expiring for any reason prior to its exercise in full will again be available for Options thereafter granted during the balance of the term of the Plan.

1.6  ADJUSTMENTS DUE TO STOCK SPLITS, MERGERS, CONSOLIDATION, ETC.

     If, at any time, the Company shall take any action, whether by stock dividend, stock split, combination of shares or otherwise, which results in a proportionate increase or decrease in the number of shares of Common Stock theretofore issued and outstanding, the number of shares which are reserved for issuance under the Plan and the number of shares which, at such time, are subject to Options shall, to the extent deemed appropriate by the Committee, be increased or decreased in the same proportion, provided, however, that the Company shall not be obligated to issue fractional shares.

     Likewise, in the event of any change in the outstanding shares of Common Stock by reason of any recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other corporate change, the Committee shall make such substitution or adjustments, if any, as it deems to be appropriate, as to the number or kind of shares of Common Stock or other securities which are reserved for issuance under the Plan and the number of shares or other securities which, at such time are subject to Options.

     In the event of a Change in Control, at the option of the Board or Committee, (a) all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any Option or portion of an Option which was granted more than six
(6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the Option or portion thereof surrendered, over the aggregate purchase price for such Shares under the Option.

1.7  NON-ALIENATION OF BENEFITS

     Except as herein specifically provided, no right or unpaid benefit under the Plan shall be subject to alienation, assignment, pledge or charge and any attempt to alienate, assign, pledge or charge the same shall be void. If any Participant or other person entitled to benefits hereunder should attempt to alienate, assign, pledge or charge any benefit hereunder, then such benefit shall, in the discretion of the Committee, cease.

1.8  WITHHOLDING OR DEDUCTION FOR TAXES

     If, at any time, the Company or any Subsidiary is required, under applicable laws and regulations, to withhold, or to make any deduction for any taxes, or take any other action in connection with any Option exercise, the Participant shall be required to pay to the Company or such Subsidiary the amount of any taxes required to be withheld, or, in lieu thereof, at the option of the Company, the Company or such Subsidiary may accept a sufficient number of shares of Common Stock to cover the amount required to be withheld.

1.9  ADMINISTRATIVE EXPENSES

     The entire expense of administering the Plan shall be borne by the Company.

1.10  GENERAL CONDITIONS

     a. The Board or the Committee may, from time to time, amend, suspend or terminate any or all of the provisions of the Plan, provided that, without the Participant's approval, no change may be made which would alter or impair any right theretofore granted to any Participant.

     b. With the consent of the Participant affected thereby, the Committee may amend or modify any outstanding Option in any manner not inconsistent with the terms of the Plan, including, without limitation, to accelerate the date or dates as of which an installment of an Option becomes exercisable; provided, that without the affirmative vote of a majority of the stockholders of the Company the Committee shall not have the right to reprice any outstanding Options.

     c. Nothing contained in the Plan shall prohibit the Company or any Subsidiary from establishing other additional incentive compensation arrangements for employees of the Company or such Subsidiary.

     d. Nothing in the Plan shall be deemed to limit, in any way, the right of the Company or any Subsidiary to terminate a Participant's employment or service with the Company or such Subsidiary at any time.

     e. Any decision or action taken by the Board or the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

     f. No member of the Board or of the Committee shall be liable for any act or action, whether of commission or omission, (i) by such member except in circumstances involving actual bad faith, nor (ii) by any other member or by any officer, agent or employee.

1.11  COMPLIANCE WITH APPLICABLE LAW

     Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue any shares of Common Stock, or grant any Option with respect thereto, unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities and the Company may require any stock certificate so issued to bear a legend, may give its transfer agent instructions limiting the transfer thereof, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

1.12  EFFECTIVE DATES

     The Plan was adopted by the Board on August 16, 2000. The Plan shall terminate on August 16, 2010.

SECTION 2.  OPTION GRANTS

2.1  AUTHORITY OF COMMITTEE

     Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine (i) the Participants to whom Options shall be granted; (ii) the number of shares to be covered by each Option; and (iii) the conditions and limitations, if any, in addition to those set forth in Sections 2 and 3 hereof, applicable to the exercise of an Option, including without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired upon exercise of an Option.

     Stock Options granted under the Plan shall be non-qualified stock options.

     The Committee shall have the authority to grant Options.

2.2  OPTION EXERCISE PRICE

     The exercise price set forth in the Option Agreement at the time of grant shall not be less than the Fair Market Value of the Common Stock at the time that the Option is granted.

     The purchase price is to be paid in full in cash, certified or bank cashier's check or, at the option of the Company, Common Stock valued at its Fair Market Value on the date of exercise, or a combination thereof, when the Option is exercised and stock certificates will be delivered only against such payment.

2.3  OPTION GRANTS

     Each Option will be subject to the following provisions:

          a.  Term of Option

        An Option will be for a term of not more than ten years from the date of grant.

          b.  Exercise

        Options shall become exercisable in one or more installments, in the manner and at the time or times specified by the Committee in the Option Agreement covering the options granted.

        An Option shall be exercisable during the optionee's lifetime only by the optionee and shall not be exercisable by the optionee unless, at all times since the date of grant and at the time of exercise, such optionee is an employee of or providing services to the Company or any Subsidiary, except that, upon termination of all such employment or provision of services (other than by death, Total Disability, or by Total Disability followed by death in the circumstances provided below), the optionee may exercise an Option at any time within two years thereafter but only to the extent such Option is exercisable on the date of such termination.

        Upon termination of all such employment by Total Disability, the optionee may exercise such Options at any time within five years thereafter, but only to the extent such Option is exercisable on the date of such termination.

        In the event of the death of an optionee (i) while an employee of or providing services to the Company or any Subsidiary, or (ii) within two years after termination of all such employment or provision of services (other than for Total Disability) or (iii) within five years after termination on account of Total Disability of all such employment or provision of services, such optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise such optionee's Option at any time within the period of five years from the date of death. In the case of clauses (i) and (iii) above, such Option shall be exercisable in full for all the remaining shares covered thereby, but in the case of clause (ii) such Option shall be exercisable only to the extent it was exercisable on the date of such termination of employment or service.

        Notwithstanding the foregoing provisions regarding the exercise of an Option in the event of death, Total Disability, other termination of employment or provision of services or otherwise, in no event shall an Option be exercisable in whole or in part after the termination date provided in the Option Agreement.

        c.  Transferability

        An Option granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, except as may be permitted by the Board or the Committee.

2.4  AGREEMENTS

     In consideration of any Options granted to a Participant under the Plan, each such Participant shall enter into an Option Agreement with the Company providing, consistent with the Plan, such terms as the Committee may deem advisable.

                                                                     EXHIBIT "C"

                             AEROFLEX INCORPORATED

                         CHARTER OF THE AUDIT COMMITTEE

I.  AUDIT COMMITTEE PURPOSE

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     - Monitor the independence and performance of the Company's independent auditors and, when established, internal auditing department.

     - Provide an avenue of communication among the independent auditors, management, any internal auditing department, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the Nasdaq Stock Market. The Audit Committee shall be comprised of such number of directors as determined by the Board, but no less than three directors, each of whom shall be an independent director (as such is defined by Nasdaq rules), free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or comparable experience or background resulting in the individual's financial sophistication.

     Audit Committee members shall be appointed by the Board at the annual meeting of the Board or until their successors shall be duly appointed and qualified. If an audit committee Chair is not appointed, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least a majority of its members, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures. The Committee shall report its finding to the Board.

III.  AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

     A majority of the members of the Committee shall constitute a quorum for the purpose of transacting business.

  Review Procedures

     1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     3. In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting process and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

     4. Review with management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss the following items required to be communicated by the independent auditors in accordance with AICPA Statement of Auditing Standards 61:

          (a) the auditors' responsibilities in accordance with generally accepted accounting standards;

          (b) the initial selection of and changes in significant accounting policies or their application;

          (c) management's judgments and accounting estimates;

          (d) significant audit adjustments;

          (e) other information in documents containing audited financial statements, such as Management's Discussion and Analysis;

          (f) disagreements with management;

          (g) consultation with other accountants;

          (h) major issues discussed with management prior to retention;

          (i) difficulties encountered in performing the audit; and

          (j) the auditors' judgments about the quality of the Company's accounting principles.

  Independent Auditors

     5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     6. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships the auditors have with the Company that could impair their independence.

     7. Review the independent auditors' audit plan and internal audit and general audit approach, discuss scope, staffing, location and reliance on management.

     8. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors, including the matters required to be communicated to audit committees in accordance with AICPA Statement of Auditing Standards 61, as then in effect.

     9. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  Internal Audit Department and Legal Compliance

     10. Review the budget, plan, activities, and qualifications of the internal audit department, as needed.

     11. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

     12. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

  Other Audit Committee Responsibilities

     13. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     14. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     15. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     The Company's management is responsible for preparing the Company's financial statements. The Company's independent auditors are responsible for auditing the financial statements. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities. Except to the extent required by the NASDAQ Policy, membership on the Committee does not call for the professional training or technical skills generally associated with career professionals in the fields of accounting and auditing. In addition, the Company's independent auditors and the internal audit staff have more available time and information than does the Committee. Accordingly, the Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

                            - FOLD AND DETACH HERE -


/X/       PLEASE MARK YOUR VOTES
          AS IN THIS EXAMPLE

The Board of Directors recommends a vote FOR the following proposals:

1. Election of the following nominees, as set forth in the proxy statement.

                   FOR ALL NOMINEES                 WITHHOLD
                EXCEPT AS LISTED BELOW          AUTHORITY TO VOTE
                         /  /                        /  /


(Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

________________________________________________________________________
NOMINEES:    Harvey R. Blau, Ernest E. Courchene, Jr. and John S. Patton


2. Amendment to the Certificate of Incorporation to increase the number of authorized shares of the Corporation from 41,000,000 to 81,000,000.

                         FOR                ABSTAIN                 AGAINST
                         / /                  / /                     / /

3.       Adoption of the Key Employee Stock Option Plan.

                         FOR                ABSTAIN                 AGAINST
                         / /                  / /                     / /

4. Upon such other business as may properly come before the meeting or any adjournment thereof.


THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ABOVE. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE.


        PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE






Signature(s) ______________________________________________ DATED ____, 2000

(Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If a signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)

                            - FOLD AND DETACH HERE -

                              AEROFLEX INCORPORATED



   The undersigned hereby appoints Harvey R. Blau and Leonard Borow, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in Aeroflex Incorporated, a Delaware corporation, at the annual meeting of stockholders scheduled to be held November 2, 2000 and any adjournments thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)



                                                                SEE REVERSE SIDE